UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 14, 2004

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia	1-7102	52-0891669
(state or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)

Woodland Park, 2201 Cooperative Way, Herndon, VA		20171-3025
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (703) 709-6700

(Former name or former address, if changed since last report)

Item 4.	Changes in Registrant's Certifying Accountant

On June 14, 2004, National Rural Utilities Cooperative Finance Corporation ("CFC") engaged Deloitte and Touche, LLP ("Deloitte") to perform the audit of its financial statements for the year ended May 31, 2005 and the quarterly reviews for the periods ending August 31, 2004, November 30, 2004 and February 28, 2005. The decision to engage Deloitte was approved by the audit committee of CFC's Board of Directors. CFC did not (nor did anyone on its behalf) consult with Deloitte regarding any matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

/s/ Steven L. Lilly
Steven L. Lilly
Chief Financial Officer
(Principal Financial Officer)

Dated: June 14, 2004